Exhibit 23.2

     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





The Board of Directors and Stockholders
GraphOn Corporation:

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-119402, 333-107336, 333-88255 and 333-40174) of
our report dated February 23, 2004, relating to the consolidated financial statements and schedule of GraphOn Corporation, which appears in this Amendment No. 2 to Form 10-KSB on Form 10-K. Our report on the consolidated financial statements and schedule contains an explanatory paragraph regarding the Company's ability to continue as a going concern.



/s/ BDO SEIDMAN, LLP
BDO Seidman, LLP
San Jose, California
January 15, 2007